UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2007

eLOYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 582-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2007, the Compensation Committee of the Board of Directors of eLoyalty Corporation approved the modification and extension of the Salary Replacement Program, with a new “Effective Period” from November 1, 2007 until December 31, 2008. The Board had adopted the 2006/2007 Salary Replacement Program on November 8, 2006, to be effective December 1, 2006 through the end of 2007. Pursuant to this Program, the Company’s executive officers and certain other employees receive periodic grants of unrestricted eLoyalty common stock (subject to Compensation Committee approval of each grant) in exchange for specified reductions in the cash salaries otherwise payable to those individuals. A copy of the program is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	eLoyalty Corporation 2006/2007 Salary Replacement Program (as Amended and Restated as of October 12, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date: October 16, 2007	By:	/s/ STEVEN C. POLLEMA
Steven C. Pollema
Vice President, Operations and Chief Financial Officer

2